SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

(Formerly Friendly Auto Dealers, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Employer Classification Code Number 7389	33-1176182 (I.R.S. Employer Identification Number)

4093 Oceanside Boulevard, Suite B

Oceanside, CA 92056

(Address of Principal Executive Offices and Zip Code)

(760) 295-7208

(Issuer's telephone number)

FRIENDLY AUTO DEALERS, INC.

4132 South Rainbow Boulevard, Suite 415

Las Vegas, NV 89103

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2011, Therapeutic Solutions International, Inc. (the “Company”), formerly known as Friendly Auto Dealers, Inc. announced amendment to its Articles of Incorporation with the Nevada Secretary of State.  The amendment was made: (a) to change the Company’s name to Therapeutic Solutions International, Inc.; and, (b) to increase the number of authorized shares of common stock from 75 million to 705 million shares.

Item 8.01.

Other Events.

On March 18, 2011, the address of the Company was formally changed to 4093 Oceanside Blvd., Suite B, Oceanside, CA 92056. The Company’s new telephone number is (760) 295-7208.

Also on March 18, 2011, the Company’s ticker symbol changed to “TSOI.” The Company’s common shares continue to be traded on the OTCQB Exchange.

The Company also announced that the closing of the Common Stock Share Exchange Agreement with Splint Decisions Inc. is moving forward and the Company anticipates that the transaction will close not later than March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC. (Registrant)

Date March 18, 2011

By /s/ Gerry Berg

Gerry Berg, PRESIDENT

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